UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2006
COMMERCE ENERGY GROUP, INC.
(Exact Name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 258-0470
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01 Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 1.01.	Entry into a Material Definitive Agreement
Amended and Restated 2005 Employee Stock Purchase Plan
      On January 26, 2006, the stockholders of Commerce Energy Group, Inc. (“Commerce” or the “Company”) approved the Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan (the “ESPP”) pursuant to a proposal that was submitted to the stockholders for approval at the Company’s Annual Meeting of Stockholders.

Summary of the Amended and Restated 2005 Employee Stock Purchase Plan
      Background. At the Company’s Annual Meeting of Stockholders in January 2005, the Company’s stockholders approved the 2005 Employee Stock Purchase Plan (the “Original ESPP”). The Original ESPP allowed eligible employees of the Company and its designated affiliates to purchase shares of the Company’s common stock, par value $.001 par value per share (the “Common Stock”) through payroll deductions. Since its adoption in January 2005, the Original ESPP had not been implemented.
      Subject to stockholder approval, the Board of Directors of the Company (the “Board of Directors”) adopted an amendment to, and a restatement of, the Original ESPP (as amended and restated, the “Amended and Restated ESPP”). The principal change from the Original ESPP was to establish a limit on the aggregate number of shares that may be purchased under the Amended and Restated ESPP. A limit was required in order to qualify the Amended and Restated ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code, thereby allowing eligible employees to purchase shares of Common Stock on a tax-favored basis. The Amended and Restated ESPP established the aggregate limit of shares of Common Stock that may be purchased under the Amended and Restated Plan at 3,000,000, subject to adjustments, as provided in the Amended and Restated ESPP. The other principal change from the Original ESPP is that non-employee directors and consultants are no longer eligible to participate.
      The ESPP is primarily designed to retain and motivate the employees of the Company and its designated affiliates by encouraging them to acquire ownership in the Company on a tax-favored basis. In particular, the ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and thereby to allow participating employees to defer recognition of taxes when purchasing Common Stock at a discount under such a purchase plan. The Company will not be reserving any shares of Common Stock for issuance under the ESPP. Instead, a designated broker will be purchasing up to 3,000,000 shares for participants on the open market. To the extent the purchase price for shares sold under the ESPP is below fair market value, the Company will make cash payments to the broker to subsidize the discount.
      Before the ESPP is implemented, the Board intends to register the shares of Common Stock that will be purchased pursuant to the ESPP on a registration statement on Form S-8 to be filed with the Securities and Exchange Commission (the “SEC”).
      For purposes of the discussion below, all references to the “ESPP” shall refer to the Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan, as adopted by the Company’s stockholders at the Annual Meeting of Stockholders held on January 26, 2006. Below is a summary of the principal provisions of the ESPP and its operation. The following summary of the ESPP is qualified in its entirety by reference to the full text of the ESPP, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
      Administration. The ESPP will be administered by the Board of Directors or a person or committee appointed from time to time by the Board of Directors (the “Administrator”). The Board of Directors or the Administrator, if one has been appointed, is vested with full authority to construe, interpret and apply the terms of the ESPP, to determine eligibility, to adjudicate all disputed claims under the ESPP, to adopt, amend and rescind any rules deemed appropriate for the administration of the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP. Determinations by the Board of Directors or the Administrator, as to the interpretation and operation of the ESPP, will be final and binding on all parties.

      Offering Periods and Purchase Dates. Under the ESPP, twelve monthly offerings (each, an “Offering”) of shares of Common Stock will be made each year. Generally, each Offering is of one (1) month’s duration beginning on the first day of each calendar month (e.g., January 1, February 1, March 1, etc.) and ending on the last day of the same calendar month (the “Purchase Period”). However, we expect that the first Offering will begin on or after March 1, 2006 and will end on the last day of the calendar month in which the first Offering begins. The Administrator or the Board of Directors may change the Purchase Period associated with future Offerings to up to 27 months, without stockholder approval.
      Eligibility. All employees of the Company and its designated subsidiaries (including designated related entities, for sub-plans) will be eligible to participate in the ESPP, except persons whose customary employment is less than 20 hours per week or five months or less per year, and persons who have been employed by us for less than six months as of the date 30 days before the first business day of the Purchase Period. Persons who are deemed for purposes of Section 423(b)(3) of the Code to own shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock or shares of a subsidiary will be ineligible to participate in the ESPP. In addition, if an option granted pursuant to the ESPP would permit a person’s rights to purchase shares of Common Stock to accrue at a rate that exceeds $25,000 of the fair market value (“Fair Market Value”) of such Common Stock for any calendar year, such person will not be eligible to participate in the ESPP. In addition, the Board of Directors or the Administrator, in its sole discretion, may permit Company employees who either are employed by a non-corporate affiliate of the Company or are 5% or more stockholders to participate in certain sub-plans which are not designed to qualify as Code Section 423 plans.
      Participation. Eligible employees may elect to participate in one or more of the Offerings, by electing to make payroll deductions during the Offering. The amount of the payroll deductions must not exceed the lesser of (a) a percentage (initially 10%) of the participant’s compensation for a pay period that the Board of Directors or the Administrator establishes from time to time or (b) $1,000, and a participant may not purchase more than $2,000 worth of Common Stock or an amount equal to more than 10% of the participant’s compensation during an Offering, subject to both adjustment for capital changes, to the discretion of the Board of Directors or the Administrator to revise this number for any Offering before it commences, and to certain limitations set forth under Section 423 of the Code. All sums deducted from the regular compensation of participants will be credited to a share purchase account established for each participant on the Company’s books, but prior to use of these funds for the purchase of shares of Common Stock in accordance with the ESPP, the Company may use these funds for any valid corporate purpose. The Company will not be under any obligation to pay interest on funds credited to a participant’s stock purchase account in any event.
      Price. The price per share of Common Stock sold under the ESPP during an Offering will be 85% of closing price of Common Stock on the American Stock Exchange on the first day or last day of such Offering, whichever is lower; provided that, before the first business day of any Purchase Period, the Board of Directors or the Administrator may establish a different formula for determining the price, so long as the formula does not result in a lower price than is allowed under Code Section 423(b)(6). Each participating employee will receive an option, effective on the first day of the Offering, to purchase shares of Common Stock on the last day of the Offering. The number of shares which a participant may purchase under the option during each Offering will be the quotient of the aggregate payroll deductions in the Offering authorized by the participant, and not withdrawn, divided by the applicable purchase price.
      Purchase of Shares. A participant’s option to purchase Common Stock pursuant to the ESPP will be automatically exercised on the last day of each applicable Offering. Before that date, a participant may terminate his or her participation in the ESPP by providing written notice to the Company or its designated broker (“Designated Broker”) at least five days prior to the last day of the Offering. A participant who terminates his or her participation in the ESPP during an Offering will receive a refund of his or her ESPP contributions. If a participant fails to work at least twenty hours per week during an Offering, the participant shall be deemed to have terminated his or her participation in the ESPP. A participant who withdraws from an Offering may enroll in a subsequent Purchase Period, but only once within the same calendar year. Other than terminating his or her participation in the ESPP altogether, once an Offering begins, a participant may not increase or decrease how much he or she has elected to contribute to the ESPP during the Offering (unless the Board of Directors or the Administrator provides for such before the Offering begins).
      Subject to the 3,000,000 share limitation described above, which will be adjusted for stock dividends, mergers, stock splits and other similar transactions, the Designated Broker will purchase the shares of Common Stock authorized for issuance under the ESPP on the open market. To the extent that the purchase price for the shares is below Fair Market Value for any Purchase Period, the Company will pay the Designated Broker the amounts necessary to subsidize the purchase price for shares purchased on the open market.
      Transferability. Options under the ESPP may not be assigned, transferred, pledged or otherwise disposed of except by will or in accordance with the laws of descent and distribution.
      Employment Termination. If a participant’s employment terminates for any reason, his or her payroll deductions or contributions will be refunded, and the participant will have up to thirty days to transfer Common Stock that the Company or the Designated Broker holds for the benefit of the participant from the ESPP to himself or herself, a designated beneficiary or a broker. If the participant’s shares of Common Stock are not so transferred, a share certificate will be issued and mailed to the participant.
      Duration of ESPP. The ESPP will expire on January 12, 2015, unless the Board exercises its discretion to terminate it on an earlier date.
      Amendment or Termination of the ESPP. The Board of Directors may at any time amend or terminate the ESPP, subject to stockholder approval to the extent the Board or the Administrator determines that such approval is appropriate, for example, to conform the ESPP with Section 423 of the Code (currently, for example, the approval of the stockholders of the Company is required to increase the number of shares of Common Stock authorized for purchase under the ESPP or to change the class of employees eligible to receive options under the ESPP, other than to designate additional affiliates as eligible subsidiaries for the ESPP).
      Change in Company Capital Structure. If there is any change in the shares of the Company as a result of a merger, consolidation, reorganization, recapitalization, declaration of stock dividends, stock split, combination of shares, exchange of shares, change in corporate structure or similar event, appropriate adjustments will be made to the class and number of shares that the ESPP may issue, the class and number of shares each participant may purchase, and the class and number of shares and the price per share under each outstanding purchase right.
2006 Stock Incentive Plan
      On January 26, 2006, the stockholders of the Company approved the Commerce Energy Group, Inc. 2006 Stock Incentive Plan (the “SIP”) pursuant to a proposal that was submitted to the stockholders for approval at the Company’s Annual Meeting of Stockholders.

Summary of 2006 Stock Incentive Plan
      The following summary of the SIP is qualified in its entirety by reference to the full text of the SIP, which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.
      Purpose. The purpose of the SIP is to attract, retain and motivate select employees, officers, directors and consultants of the Company and its affiliates (referred to collectively as “Eligible Persons”) and to provide incentives and rewards for superior performance.
      Shares Subject to the SIP. The SIP provides that no more than 1,453,334 shares of the Company’s common stock, par value $.001 per share (“Common Stock”) may be issued pursuant to Awards under the SIP provided that the Company shall not make additional awards under the Commonwealth Energy Corporation 1999 Equity Incentive Plan. These shares shall be authorized but unissued shares. The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the SIP for stock splits, stock dividends, recapitalizations and other similar events. The Board of Directors intends to register the shares of Common Stock that will become available for issuance under the SIP on a registration statement on Form S-8 to be filed with the SEC.
      Shares of Common Stock that are subject to any Award that expires, or is forfeited, cancelled or becomes unexercisable will again be available for subsequent Awards, except as prohibited by law. In addition, shares that the Company refrains from delivering pursuant to an Award as payment of either the exercise price of an Award or applicable withholding and employment taxes will be available for subsequent Awards.
      Administration. Either the Board of Directors or a committee appointed by the Board will administer the SIP. The Board of Directors and any committee exercising discretion under the SIP from time to time are referred to as the “Committee.” The Compensation Committee of the Board of Directors will act as the Committee for purposes of the SIP. The Board of Directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (or other officers) to make Awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or other officers whom the Company has specifically authorized to make Awards). With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more directors who are “outside directors” for purposes of that Code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates.
      Subject to the terms of the SIP, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares of Common Stock, units or SARs to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend and rescind rules relating to the SIP and its administration, to interpret and construe the SIP and the terms of all Award agreements, and to take all actions necessary or advisable to administer the SIP. Within the limits of the SIP, the Committee may accelerate the vesting of any Award, allow the exercise of unvested Awards, and may modify, replace, cancel or renew them. In addition, the Committee may under certain circumstances buy out options or SARs or, subject to stockholder approval, reduce the exercise price for outstanding options or SARs.
      The SIP provides that the Company and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the SIP. The SIP releases these individuals from liability for good faith actions associated with the SIP’s administration.
      Eligibility. The Committee may grant options that are intended to qualify as incentive stock options (“ISOs”) only to employees, and may grant all other Awards to Eligible Persons. The SIP and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award.
      The SIP provides that no more than 1,000,000 shares of Common Stock may be issued during any calendar year to any Participant under the SIP pursuant to options and SARs Awards under the SIP.
      Options. Options granted under the SIP provide Participants with the right to purchase shares of Common Stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify (“Non-ISOs”). The SIP also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000 (based upon the fair market value of the shares of Common Stock on the option grant date).
      Share Appreciation Rights (SARs). A share appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or shares of Common Stock equal in value to the excess of (a) the fair market value, on the date of exercise, of the shares of Common Stock with respect to which the SAR is being exercised, over (b) the exercise price of the SAR for such shares. The Committee may grant

SARs in tandem with options or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.
      Exercise Price for Options and SARs. The exercise price of ISOs, Non-ISOs, and SARS may not be less than 100% of the fair market value on the grant date of the shares of Common Stock subject to the Award. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares of Common Stock subject to the Award for Participants who own more than ten percent of our shares of Common Stock on the grant date. Neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.
      Exercise of Options and SARs. To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares of Common Stock, and cashless exercise under a program the Committee approves.
      The term over which Participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of Common Stock).
      Restricted Shares, Restricted Share Units, Unrestricted Shares and Deferred Share Units. Under the SIP, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares of Common Stock after certain vesting requirements are met, and may grant unrestricted shares as to which the Participant’s interest is immediately vested. For restricted Awards, the SIP provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such Awards become vested. The SIP provides for deferred share units in order to permit certain directors, consultants or select members of management to defer their receipt of compensation payable in cash or shares of Common Stock (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units). Deferred share units represent a future right to receive shares of Common Stock.
      Whenever shares of Common Stock are released pursuant to these Awards, the Participant will be entitled to receive additional shares of Common Stock that reflect any stock dividends that the Company’s stockholders received between the date of the Award and issuance or release of the shares of Common Stock. Likewise, a Participant will be entitled to receive a cash payment reflecting cash dividends paid to the Company’s stockholders during the same period. Such cash dividends will accrue interest, at 5% per annum, from their payment date to the Company’s stockholders until paid in cash when the shares of Common Stock to which they relate are either released from restrictions in the case of restricted shares or issued in the case of restricted share units.
      Performance Awards. The SIP authorizes the Committee to grant performance-based awards in the form of Performance Units that the Committee may or may not designate as “Performance Compensation Awards” that are intended to be exempt from Code section 162(m) limitations. In either case, Performance Awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company or any affiliate. Performance Awards are payable in shares of Common Stock, cash or some combination of the two, subject to an individual Participant limit of 1,000,000 shares of Common Stock and $1,000,000 in cash. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year of the Company.
      With respect to Performance Compensation Awards, the SIP requires that the Committee specify in writing the performance period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Code Section 162(m).
      Under the SIP, the possible performance measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.
      Income Tax Withholding. As a condition for the issuance of shares of Common Stock pursuant to Awards, the SIP requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award or the issuance of shares of Common Stock.
      Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members or related trusts or as otherwise approved by the Committee.
      Certain Corporate Transactions. The Committee shall equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the SIP but as to which no Awards have yet been granted or that have been returned to the SIP upon cancellation, forfeiture or expiration of an Award, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of Common Stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the SIP such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the SIP.
      In addition, in the event or in anticipation of a Change in Control (as defined in the SIP), the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards (except to the extent an Award provides otherwise), take one or more of the following actions: (a) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (b) accelerate the vesting of Awards for any period (and may provide for termination of unexercised Options and SARs at the end of that period) so that Awards shall vest (and, to the extent applicable, become exercisable) as to the shares of Common Stock that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares of Common Stock issued upon exercise of an Award shall lapse as to the shares of Common Stock subject to such repurchase right; (c) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (d) terminate upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the Change of Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.
      Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the successor corporation in a Change in Control is Involuntarily Terminated (as defined in the SIP) by the successor corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any shares of Common Stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination.
      In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution. Finally, if the Company dissolves or liquidates, all Awards will immediately terminate, subject to the ability of the Board to exercise any discretion that the Board may exercise in the case of a Change in Control.
      Term of SIP; Amendments and Termination. The term of the SIP is ten years from the date of stockholder approval. The Board of Directors may from time to time, amend, alter, suspend, discontinue or terminate the SIP; provided that no amendment, suspension or termination of the SIP shall materially and adversely affect Awards already granted unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization or it is otherwise mutually agreed between the Participant and the Committee. In addition, the Committee may not cancel an outstanding option that is underwater for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing, the Committee may amend the SIP to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.
      Termination, Rescission and Recapture. Each Award under the SIP is intended to align the Participant’s long-term interest with those of the Company. If the Participant engages in certain activities (such as disclosure of confidential or proprietary information without Company authorization, breaches certain agreements relating to the protection of the Company’s intellectual property, solicits non-administrative employees of the Company to leave the Company or renders services to an organization or business which is, or working to become, competitive to the Company), either during employment or after employment with the Company terminates for any reason, the Participant is deemed to be acting contrary to the long-term interests of the Company. In such cases, except as otherwise expressly provided in the Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards, rescind any exercise, payment or delivery pursuant to the Award, or recapture any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award.
      Income Taxes and Deferred Compensation. The SIP provides that participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and that the Company will not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. Nevertheless, the SIP authorizes the Committee to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (a) conforms with the requirements of Section 409A of the Code; (b) that voids any Participant election to the extent it would violate Section 409A of the Code; and (c) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, with the Committee’s consent, in accordance with Section 409A.

Compensation of Directors
      On January 27, 2006, the Board of Directors revised its compensation policy for non-employee directors, which may be changed from time to time by the Board. The Board did not make any changes to the cash compensation portion of the policy, only the Equity Award portion of the policy as it relates to directors who are either re-elected or continue in office at an annual meeting of stockholders, as described below. A copy of the Amended and Restated Non-Employee Director Compensation Policy is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.
      Cash Compensation. Each non-employee director is paid a quarterly retainer of $8,000, a fee of $1,000 for each Board meeting which the Board member attends in person and a fee of $750 for each Board meeting which the Board member attends telephonically. Directors who served on Board committees (other than the chairman of such committee) are paid $750 for each committee meeting the Board member attends in person and a fee of $500 for each Committee meeting which the Board member attends telephonically. Committee chairpersons are paid $1,000 for each committee meeting the chairperson attends, whether in person or telephonically. In addition, each non-employee director who resides outside the Southern California area is entitled to receive reimbursement for reasonable travel expenses in accordance with the Company’s travel expense policy, with respect to each Board or Board committee meeting that such non-employee director attends in person.
      Equity-Based Awards. Each non-employee director who first becomes a member of the Company’s Board of Directors will be granted an option to purchase 50,000 shares of the Company’s common stock, par value $.001 per share (“Common Stock”) following his/her appointment or election to the Board of Directors, with the following terms and conditions: (a) the option shall be subject to all terms and conditions of the Company’s 2006 Stock Incentive Plan or any successor plan; (b) the options shall vest quarterly at a rate of 12,500 shares on each three-month anniversary of the date of grant, with any unvested shares being forfeited if the Board member’s service is terminated; (c) the options shall have a term of 10 years from the date of grant; (d) any vested options may be exercised during the time the Board member is serving as a director or, after such person ceases to be a director, prior to the expiration of the term of the option; and (e) the exercise price per share shall be the greater of the fair market value or the cash value of a share of Common Stock on the date of grant. With the exception of the reference to the new 2006 Stock Incentive Plan, there was no change to this portion of the Equity-Based Awards policy.
      In addition, on or following the close of business on the date of each annual meeting of stockholders at which directors are elected, each non-employee director who is either re-elected as a non-employee director or who continues in office as an incumbent director, will be (a) issued 10,000 shares of restricted Common Stock pursuant to the Company’s 2006 Stock Incentive Plan or any successor plan and such shares shall vest in full on January 1 of the next succeeding calendar year after the date of issuance, and (b) granted an option to purchase 20,000 shares of Common Stock pursuant to the Company’s 2006 Stock Incentive Plan or any successor plan, with the following terms and conditions: (i) the options shall be subject to all terms and conditions of the Company’s 2006 Stock Incentive Plan or any successor plan, as applicable; (ii) the options shall vest quarterly at a rate of 5,000 shares on each three month anniversary of the date of grant, with any unvested shares being forfeited if the Board member’s service is terminated; (iii) the options shall have a term of 10 years from the date of grant; (iv) any vested options may be exercised during the time the Board member is serving as a director or, after such person ceases to be a director, prior to the expiration of the term of the option; and (v) the exercise price per share shall be the greater of the fair market value or the cash value of a share of Common Stock on the date of grant. Under the prior policy, non-employee directors who were re-elected or continued in office as incumbent directors were granted an option to purchase 50,000 shares of Common Stock pursuant to the Commonwealth Energy Corporation 1999 Equity Incentive Plan under the same terms as the above-referenced option to purchase 20,000 shares of Common Stock under the Amended and Restated Non-Employee Director Compensation Policy.
      After the Company registers the shares of Common Stock available for issuance under its 2006 Stock Incentive Plan with the SEC on a Form S-8 Registration Statement and files the required Additional Listing Application relating to such shares of Common Stock with the American Stock Exchange, it intends to award to each of the Company’s non-employee directors, Messrs. Bayless, Hessenauer, Juergensen, Leibel and Perkins, non-qualified options to purchase 20,000 shares of Common Stock and 10,000 shares of restricted Common Stock pursuant to the terms of the above-referenced Amended and Restated Non-Employee Director Compensation Policy. At the Annual Meeting on Stockholders held on January 26, 2006 (the “Annual Meeting”), Charles E. Bayless and Mark S. Juergensen were re-elected as Class II Directors for new three-year terms. Gary J. Hessenauer continued in office as a Class I Director and Robert C. Perkins and Dennis R. Leibel continued in office as Class III Directors after the Annual Meeting.

Item 8.01	Other Events.
      The following six proposals were presented to and voted on at the Annual Meeting: (a) the election of two Class II directors to the Board of Directors to hold office for a term of three years or until his successor is elected and qualified; (b) a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and to provide for the annual election of directors, the removal of directors with or without cause, and certain procedures to appoint directors to vacancies on the Board; (c) a proposal to approve the Company’s Amended and Restated 2005 Employee Stock Purchase Plan; (d) a proposal to approve the Company’s 2006 Stock Incentive Plan; (e) a proposal to ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006; and (f) a shareholder proposal that the Board of Directors take all necessary actions to eliminate the “classified” board structure in favor of a structure of annual elections for all board positions, and to implement the proposal, if approved by the stockholders, the Company should conduct a special meeting of stockholders to elect certain directors.
      Proposal 1. The following nominees to the Board of Directors were elected to serve as Class II directors to hold office for a term of three years or until his successor is elected and qualified: Charles E. Bayless and Mark S. Juergensen. Steven S. Boss and Gary J. Hessenauer continued in office as Class I Directors and Robert C. Perkins and Dennis R. Leibel continued in office as Class III Directors after the Annual Meeting.
      Charles E. Bayless and Mark S. Juergensen were elected as directors by a plurality vote. The tabulation of the votes cast for the election of directors was as follows:

Nominee	Votes For	Votes Withheld

Charles E. Bayless	18,394,720	1,117,827
Mark S. Juergensen	16,778,311	1,966,902
Joseph P. Saline	803,351	—
      Proposal 2. The Company’s proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and to provide for the annual election of directors, the removal of directors with or without cause, and certain procedures to appoint directors to vacancies on the Board was not approved. The affirmative vote of a majority of the issued and outstanding common stock of the Company was required for approval. The tabulation of votes was as follows:

For	Against	Abstain	Broker Non-Votes

8,146,616	942,927	267,732	9,490,154
      Proposal 3. The proposal to approve the Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan was approved. The affirmative vote of a majority of shares of common stock of the Company represented in person or by proxy at the Annual Meeting and actually voting on the proposal was required for approval. The tabulation of votes was as follows:

For	Against	Abstain	Broker Non-Votes

7,549,898	2,175,475	425,902	9,490,154
      Proposal 4. The proposal to approve the Commerce Energy Group, Inc. 2006 Stock Incentive Plan was approved. The affirmative vote of a majority of shares of common stock of the Company represented in person or by proxy at the Annual Meeting and actually voting on the proposal was required for approval. The tabulation of votes was as follows:

For	Against	Abstain	Broker Non-Votes

5,173,996	4,562,881	414,398	9,490,154
      Proposal 5. The proposal to ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006 was approved. The affirmative vote of a majority of shares of common stock of the Company represented in person or by proxy at the Annual Meeting and actually voting on the proposal was required for approval. The tabulation of votes was as follows:

For	Against	Abstain	Broker Non-Votes

19,293,465	125,436	202,528	—
      Proposal 6. The stockholder proposal that the Board of Directors take all necessary action to eliminate the “classified” board structure in favor of a structure of annual elections for all board positions, and to implement the proposal if approved by the stockholders, the Company should conduct a special meeting of stockholders to elect certain directors, was not approved. The affirmative vote of a majority of shares of common stock of the Company represented in person or by proxy at the Annual Meeting and actually voting on the proposal was required for approval. The tabulation of votes was as follows:

For	Against	Abstain	Broker Non-Votes

828,215	18,780,127	30,316	—

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description

99.1	Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan.
99.2	Commerce Energy Group, Inc. 2006 Stock Incentive Plan.
99.3	Commerce Energy Group, Inc. Amended and Restated Non-Employee Director Compensation Policy.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC.,
a Delaware corporation

By:	/s/ STEVEN S. BOSS

Name: Steven S. Boss
Title: Chief Executive Officer
Date: February 1, 2006

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan.
99.2	Commerce Energy Group, Inc. 2006 Stock Incentive Plan.
99.3	Commerce Energy Group, Inc. Amended and Restated Non-Employee Director Compensation Policy.